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                                                                     Exhibit 5.1
                                                                     -----------

                                                       Electric Fuel Corporation

[LOGO ELECTRIC FUEL](R)


                                                        Western Industrial Park
    [LOGO INSTANT POWER]/TM/           P.O. Box 641, Beit Shemesh 99000, Israel
                                  Tel:  +972-2-990-6666   Fax:  +972-2-990-6688
                                                   http://www.electric-fuel.com
                                                   ----------------------------
                                          Writer's direct dial: +972-2-990-6623
                                     Writer's e-mail: yaakovh@electric-fuel.com
                                                      -------------------------


Yaakov Har-Oz, Esq.
Vice-President and General Counsel


                                 April 30, 2001

Electric Fuel Corporation
632 Broadway
Suite 301
New York, New York 10012

            Re: Electric Fuel Corporation -- Registration of 1,500,000 Shares of Common Stock described in Registration Statement on Form S-8
                  ----------------------------------------------------------

Ladies and Gentlemen:

         I have acted as counsel to Electric Fuel Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") relating to 1,500,000 shares of the Company's common stock, par value $0.01 per share (the "Shares"), issuable under the Company's Amended and Restated 1993 Stock Option and Restricted Stock Purchase Plan, as amended.

         In rendering the opinion set forth below, I have examined copies of each of the Registration Statement, the certificate of incorporation and by-laws of the Company, and such certificates of public officials, corporate documents, records and other certificates, and we have reviewed such questions of law, as I have considered necessary and appropriate for the purposes of my opinion set forth below. As to any facts material to this opinion that I did not independently establish or verify, I have relied upon oral and written statements and representations of officers and other representatives of the Company and certificates of public officials, without any independent investigation on our part. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies.

         Based on the foregoing, subject to the qualifications set forth herein, I am of the opinion as of the date hereof that the Shares, if and when paid for and issued, will be legally issued, fully paid and nonassessable.
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[LOGO ELECTRIC FUEL](R)



         I am a member of the New York and Israel bars, and the opinions expressed herein are limited to questions of law arising under the internal laws of the States of New York and Israel, the federal law of the United States, and the corporation law of the State of Delaware, and I disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction. The opinions expressed herein are based upon the laws in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should any such laws be changed by legislative action, judicial decision, or otherwise.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                   Sincerely,


                                   /s/ Yaakov Har-Oz
                                   Yaakov Har-Oz, Esq.